                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


NAME                                                      JURISDICTION OF INCORPORATION
----                                                      -----------------------------

BMC Nordic A/S                                            Denmark
BMC Receivable Corporation I BV                           The Netherlands
BMC Receivable Corporation II BV                          The Netherlands
BMC Receivable Corporation III BV                         The Netherlands
BMC Receivables Corporation No. 1                         Delaware
BMC Receivables Corporation No. 2                         Delaware
BMC Receivables Corporation No. 3                         Delaware
BMC Receivables Corporation No. 4                         Delaware
BMC Software (Hong Kong) Limited                          Hong Kong
BMC Software (Jerusalem) LTD                              Israel
BMC Software (New Zealand) Ltd.                           New Zealand
BMC Software A/S                                          Denmark
BMC Software AB                                           Sweden
BMC Software AS                                           Norway
BMC Software Asia Pacific Pte Ltd                         Singapore
BMC Software Asia Sdn Bhd                                 Malaysia
BMC Software Australia Pty. Ltd.                          Australia
BMC Software B.V.                                         The Netherlands
BMC Software Belgium N.V.                                 Belgium
BMC Software Canada Inc.                                  Canada
BMC Software Cayman II                                    Ireland
BMC Software Cayman, LDC                                  Grand Cayman Islands
BMC Software de Mexico, S.A. de C.V.                      Mexico
BMC Software Development France SAS                       France
BMC Software Distribution B.V.                            The Netherlands
BMC Software Distribution de Mexico S.A. de C.V.          Mexico
BMC Software Distribution, Inc.                           Delaware
BMC Software do Brasil Ltd. (Brazil)                      Brazil
BMC Software Education, Inc.                              Delaware
BMC Software Europe                                       Ireland
BMC Software France SAS                                   France
BMC Software FSC, Inc.                                    US Virgin Islands
BMC Software GmbH                                         Austria
BMC Software GmbH                                         Germany
BMC Software GmbH                                         Switzerland
BMC Software Holding B.V.                                 Ireland
BMC Software Holding France SAS                           France
BMC Software Hungary Sales Limited Liability Company      Hungary

BMC Software Investment BV                                The Netherlands
BMC Software Investment, L.L.C.                           Delaware



NAME                                                      JURISDICTION OF INCORPORATION
----                                                      -----------------------------

BMC Software Israel LTD                                   Israel
BMC Software Israel Sales (2000) Limited                  Israel
BMC Software K.K. (Japan)                                 Japan
BMC Software Korea, Inc.                                  Korea
BMC Software Limited                                      United Kingdom
BMC Software Mauritius                                    Mauritius
BMC Software OY                                           Finland
BMC Software S.A.                                         Spain
BMC Software Services, Inc.                               Delaware
BMC Software Services de Mexico S.A. de C.V.              Mexico
BMC Software Taiwan Limited                               Taiwan
BMC Software Texas, Inc.                                  Texas
BMC Software Texas L.P.                                   Texas
BMC Software, Srl                                         Italy
Boole & Babbage Portugal Informatica LDA                  Portugal
EagleEye Control Software, Ltd.                           Israel
Escamillo Limited                                         Ireland
Evity, Inc.                                               Delaware
MAXM Systems Corporation of Canada                        Canada
New Dimension Software de Mexico, S.A.de C.V.             Mexico
New Dimension Software, Inc. (U.S.)                       Delaware
OptiSystems Solutions GmbH                                Germany
OptiSystems Solutions Ltd.                                Israel
OptiSystems, L.L.C.                                       Delaware
Perform, Inc.                                             Delaware
The European Software Company                             Ireland